UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________
FORM 8-K
______________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 4, 2020
______________________
RINGCENTRAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36089	94-3322844
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
20 Davis Drive, Belmont, CA 94002
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (650) 472-4100
(Former name or former address, if changed since last report)
______________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock	RNG	New York Stock Exchange
par value $0.0001

Item 2.02. Results of Operations and Financial Condition.
The information in Item 2.02 of this Current Report is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), or otherwise subject to the liabilities of that Section. The information in this Current Report shall not be incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.
On November 9, 2020, RingCentral, Inc. (the “Company”) issued a press release regarding its financial results for its fiscal quarter ended September 30, 2020. The full text of the Company’s press release is furnished herewith as Exhibit 99.1.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) Appointment of New Director
On November 4, 2020, Mignon Clyburn was appointed to the Board of Directors (the “Board”) of the Company. Ms. Clyburn will serve as a director with a term of office expiring at the Company’s 2021 Annual Meeting of Stockholders.
Ms. Clyburn has served as President of MLC Strategies, LLC, a Washington, D.C.-based consulting firm, since January 2019, and previously served as a Fellow at Open Society Foundations, a philanthropic organization, from June 2018 to January 2019. Prior to this, Ms. Clyburn served as a Commissioner of the U.S. Federal Communications Commission (the “FCC”) from August 2009 to June 2018, including as acting chair. While at the FCC, she was committed to closing the digital divide and championed the modernization of the agency’s Lifeline Program, which assists low-income consumers with voice and broadband service. In addition, Ms. Clyburn promoted diversity in media ownership, initiated Inmate Calling Services reforms, supported inclusion in STEM opportunities and fought for an Open Internet. Prior to her federal appointment, Ms. Clyburn served 11 years on the Public Service Commission of South Carolina and worked for nearly 15 years as publisher of the Coastal Times, a Charleston weekly newspaper focused on the African American community. Ms. Clyburn has served as a member of the board of directors of Charah Solutions, Inc., a provider of environmental and maintenance services to the power generation industry, since March 2019, and as a member of the board of directors of Lions Gate Entertainment Corp., an entertainment company, since September 2020. Ms. Clyburn holds a B.S. in Banking, Finance and Economics from the University of South Carolina.
In accordance with the Company’s Outside Director Compensation Policy, the terms of which will be described in the Company’s proxy statement for its 2021 Annual Meeting of Stockholders, Ms. Clyburn is eligible to participate in the Company’s standard compensation arrangements for non-employee directors which consists of cash and equity compensation for service on the Board. Pursuant to the Outside Director Compensation Policy, Ms. Clyburn is entitled to $45,000 in annual cash compensation for service on the Board and an initial equity award of restricted stock units with a grant date fair market value of $260,000, prorated for the portion of the annual period from June 1, 2020 through May 31, 2021 during which she will serve. Assuming Ms. Clyburn is elected to the Board at the 2021 Annual Meeting of Stockholders, she will also be eligible for an annual equity grant with a grant date fair value of $260,000 effective on June 1, 2021.
The Company has entered into its standard form of indemnification agreement with Ms. Clyburn, a copy of which is filed as Exhibit 10.3 of the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2017. Other than the indemnification agreement described in the preceding sentence, Ms. Clyburn has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended, nor are any such transactions currently proposed. There are no arrangements or understandings between Ms. Clyburn and any other persons pursuant to which Ms. Clyburn was appointed a director of the Company, and there are no family relationships between Ms. Clyburn and any director or executive officer of the Company.
A copy of the news release issued by the Company on November 9, 2020 announcing Ms. Clyburn’s appointment to the Board is attached hereto as Exhibit 99.2.
Item 9.01. Financial Statements and Exhibits.
(d)     Exhibits

Exhibit	Description
99.1	Press release dated November 9, 2020
99.2	Press release dated November 9, 2020, announcing the appointment of a new director.
104	Cover Page Interactive Data File (formatted as inline XBRL).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: November 9, 2020

RINGCENTRAL, INC.

By:	/s/ Mitesh Dhruv
Name:	Mitesh Dhruv
Title:	Chief Financial Officer